                                                                       EXHIBIT 4

                             RESTRICTED STOCK GRANT
                          PURSUANT TO THE TERMS OF THE
                         LYONDELL PETROCHEMICAL COMPANY
                RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS


     1.   GRANT OF RESTRICTED SHARES.  Lyondell Petrochemical Company, a
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Delaware corporation ("Company"), hereby grants, effective as of
________________, 199__, to _____________________ ("Director") all rights, title and interest in the record and beneficial ownership of _____ shares (the "Restricted Shares") of common stock, $1.00 par value per share, of Company ("Company Stock") subject to the conditions described in Paragraphs 4 and 5 as well as the other provisions of this grant of Restricted Stock (the "Restricted Stock Grant"). The Restricted Shares are granted pursuant to the Lyondell Petrochemical Company Restricted Stock Plan for Non-Employee Directors (in effect from time to time, the "Plan") and are subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this document. This Restricted Stock Grant was made pursuant to the annual compensation plan for Non-Employee Directors. By acceptance of this Restricted Stock Grant, Director agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan as implemented by this Restricted Stock Grant. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. All references to specified paragraphs pertain to paragraphs of this Restricted Stock Grant unless otherwise specifically provided.

     2.   CUSTODY OF RESTRICTED SHARES.  Upon satisfaction of the vesting
          ----------------------------
conditions set forth in Paragraph 4 or the occurrence of any of the events contemplated by Paragraph 5(b) or 5(c), Company shall issue and deliver to Director a certificate or certificates for such number of Restricted Shares as are required to be issued and delivered under this Restricted Stock Grant unless Director elects to hold such shares on an uncertificated basis through the Company's stock transfer agent or such other agent as the Company may from time to time designate. Prior to the satisfaction of such vesting conditions or the occurrence of such events, the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, and shall be held in custody by the Company until such time as the restrictions on their transfer have lapsed.

     3.   RISK OF FORFEITURE.  Subject to Paragraphs 5(b) and 5(c), should
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Director cease to be a Director of the Company prior to any of the vesting dates set forth in Paragraph 4, Director shall forfeit the right to receive the Restricted Shares that would otherwise have vested on such dates.
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     4.   VESTING DATES.  Subject to Paragraph 5, the total number of Restricted
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Shares subject to this Restricted Stock Grant shall vest in increments as follows: ______________ shares on _____________________, 199__; _____________
shares on ___________________, 199__; and ____________ shares on
__________________, 199__.

     5.   TERMINATION OF DIRECTORSHIP.  Voluntary or involuntary termination of
          ---------------------------
Directorship, Retirement, Death or Disability of Director, or occurrence of a Change of Control, shall affect Director's rights under this Restricted Stock Grant as follows:

          (a) VOLUNTARY OR INVOLUNTARY TERMINATION.  If Directorship is
              ------------------------------------
     terminated other than by reason of Retirement, Death or Disability, then Director shall forfeit the right to receive all Restricted Shares that have not vested previously pursuant to Paragraph 4, unless a majority of the Board other than the Director takes action that any or all of Director's Restricted Shares shall not be forfeited.

          (b) CHANGE OF CONTROL.  If a Change of Control, as defined in the
              -----------------
     Plan, occurs, all restrictions (other than those described in Paragraph 9) applicable to such Restricted Shares shall immediately terminate, such Restricted Shares shall be fully vested and Company shall release or direct the release of the shares it holds for the Director's account and issue and deliver a certificate or certificates for all Restricted Shares to the Director.

          (c) RETIREMENT, DEATH OR DISABILITY. If Directorship is terminated by
              -------------------------------
     Retirement, Death or Disability, as defined by the Plan, then immediately all nonvested Restricted Shares shall fully vest, all restrictions (other than described in Paragraph 9) applicable to Restricted Shares shall terminate and Company shall release shares it holds for the Director's account and issue and deliver a certificate or certificates for all Restricted Shares to Director or Director's beneficiary or estate.

     6.   OWNERSHIP RIGHTS.  Subject to the restrictions set forth herein and
          ----------------
subject to Paragraph 8, Director is entitled to all voting and ownership rights applicable to the Restricted Shares, including the right to receive any cash dividends that may be paid on Restricted Shares, whether or not vested.

     7.   REORGANIZATION OF COMPANY AND SUBSIDIARIES.  The existence of the
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restricted Stock Grant shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8.   RECAPITALIZATION EVENTS.  In the event of recapitalizations, stock
          -----------------------
splits, stock dividends, combinations or exchanges of shares, mergers, consolidations, rights offerings, separations, reorganizations, liquidations and similar transactions or events involving Company ("Recapitalization Events"), then for all purposes references herein to Company Stock or to Restricted Shares shall mean and include all securities or other property (other than cash) that Director may be entitled to receive in respect of Company Stock as determined by the Committee in the exercise of its right under the Plan to make equitable adjustments in the event of such Recapitalization Events, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Shares.

     9.   CERTAIN RESTRICTIONS.  By accepting the Restricted Stock Grant,
          --------------------
Director agrees that if at the time of delivery of certificates for Restricted Shares issued hereunder any sale of such Restricted Shares of Company Stock is not covered by an effective registration statement filed under the Securities Act of 1933 (the "Act"), Director will acquire the Restricted Shares for Director's own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Director will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this document.

     10.  AMENDMENT AND TERMINATION.  No amendment of this Restricted Stock
          -------------------------
Grant shall be made by the Board or the Committee at any time without the written consent of Director.

     11.  INTERPRETATION.  The Committee has the authority and discretion to
          --------------
interpret any provision of the Plan and to determine any questions regarding this Restricted Stock Grant. All determinations or interpretations of the Committee shall be final, conclusive and binding on the Director and the Company.

     12.  NO GUARANTEE OF DIRECTORSHIP.  This Restricted Stock Grant shall not
          ----------------------------
confer upon Director any right with respect to continuance of Directorship or other service with Company or any Subsidiary, nor shall it interfere in any way with any right Company or any Subsidiary would otherwise have to terminate such Directorship or other service at any time.

     13.  WITHHOLDING OF TAXES.  The Company shall have the right to take such
          --------------------
action as may be necessary or appropriate to satisfy any tax withholding obligations.

     14.  NO GUARANTEE OF TAX CONSEQUENCES.   Neither the Company nor any
          --------------------------------
Subsidiary nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Restricted Stock Grant.

     15.  SEVERABILITY.  In the event that any provision of this Restricted
          ------------
Stock Grant shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Stock Grant and this Restricted Stock Grant shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     16.  GOVERNING LAW.  This Restricted Stock Grant shall be construed in
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accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

                                                  LYONDELL PETROCHEMICAL COMPANY

                                               By Order of the Directors Benefit
                                             Committee of the Board of Directors



                                             By:________________________________
                                             Printed Name:______________________
                                             Title:_____________________________



                                 ACKNOWLEDGMENT
                                 --------------


     The undersigned, _________________________, grantee of the award of Restricted Shares pursuant to this Agreement, hereby acknowledges receipt of a copy of this Agreement and understands that his rights in respect of the Restricted Shares may be forfeited as provided in this Agreement.

     Dated ________________________, 199__.



                                    DIRECTOR

                                    ______________________________

                                    Printed Name:_________________

     As the Restricted Shares vest, Director is entitled to receive a certificate representing such vested shares. Alternatively, Director may elect to hold such shares on an uncertificated basis through the Company's stock transfer agent. UNCERTIFICATED SHARES ARE FULLY TRANSFERRABLE AND CARRY THE SAME RIGHTS OF OWNERSHIP AS CERTIFICATED SHARES. Please elect one of the two options listed below with respect to the shares subject to this grant.

____________   I hereby elect to hold my vested shares on an
               uncertificated basis through the Company's stock transfer agent.
               I understand that I am entitled to quarterly statements of my account status, to receive dividends and all other relevant tax and other reports with respect to such shares and to request a certificate or certificates evidencing the shares.

____________   I hereby elect to receive certificates evidencing my vested shares.


                                     DIRECTOR



                                    ____________________________

                                    Printed Name:_______________

If Director fails to elect one of the alternatives, the shares will be held for Director on an uncertificated basis.